PRICING SUPPLEMENT NO. 96-3 Dated October 31, 1996       Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996        File No. 33-64357



                         BENEFICIAL CORPORATION

                       Medium-Term Notes, Series H
                           (Book Entry Notes)

J. P. Morgan Securities Inc. purchased $135,000,000 principal amount of these Medium-Term Notes, Series H, maturing on April 16, 1998, at a principal price of $134,981,302.50 for resale to investors from time to time at prices based on market conditions at the time of resale.


       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  April 16, 1998         Interest Payment Period:
                                         Quarterly
Interest Rate Basis:
  LIBOR                                Interest Reset Period:
                                         Quarterly
Specify Other Base Rate:  N/A
                                       Interest Reset Dates:
Index Maturity:  3-month                 Same as Interest Payment Dates

Spread:  minus 0.06%                   Settlement Date  (Issue Date):
                                         November 5, 1996
Spread Multiplier:  N/A
                                       Calculation Agent:
Maximum Interest Rate:  N/A              The Chase Manhattan Bank

Minimum Interest Rate:  N/A            Optional Repayment Date(s):
                                         N/A
Interest Payment Dates:
  The 16th of each January, April,     Additional Terms:
  July and October, commencing on        For the purposes of the Notes
  January 16, 1997 through and           contemplated hereunder, interest
  including the Maturity Date.           payments will include interest
                                         accrued to, but excluding the
Initial Interest Rate:                   Interest Payment Date.
  Determined as if the Settlement
  Date was an Interest Reset Date.